Exhibit 99.1

EXHIBIT # 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, C. D. Walters, as a member of the Advisory Committee of the World Acceptance Corporation Retirement Savings Plan (the “Plan”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (to my knowledge):

(1)	the Annual Report on form 11-K of the Plan for the ended December 31, 2002, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date:    June 25, 2003

/s/ C. D. WALTERS

Committee Member, World Acceptance Corporation Retirement Savings Plan Advisory Committee

A signed original of this written statement has been provided to World Acceptance Corporation and will be retained by World Acceptance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.